EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-117594, 333-106607 and 333-05893, Form SB-2 No. 333-122123, Form S-3 Nos. 333-110779 and 333-72223, and Form S-4 No. 333-102115), of CardioTech International, Inc. and in the related Prospectuses of our report dated June 11, 2007, with respect to the consolidated financial statements of CardioTech International, Inc., included in this Annual Report (Form 10-K) for the year ended March 31, 2007.

/s/ Ernst & Young LLP

Boston, Massachusetts
June 21, 2007